SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 16, 1997


                          MEDIC COMPUTER SYSTEMS, INC
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             (Exact name of registrant as specified in its charter)


                                 North Carolina
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                 (State of other jurisdiction of  incorporation)


            0-20183                                       56-1306083
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(Commission file Number)                             (IRS Employer ID Number)


8601 Six Forks Road, Raleigh, North Carolina                           27615
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(Address of principal executive offices)                            (Zip Code)


                                                              919/847-8102
Registrant's telephone number, including area code  ----------------------------


                                      N/A
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         (Former name of former address, if changed since last report)

Item 5.   Other Events.
          -------------

        On July 16, 1997, Medic Computer Systems, Inc. issued the following press release:



Medic Computer Systems Announces Second Quarter Earnings

     Raleigh, N.C., July 16 /PRNewswire/ -- Medic Computer Systems, Inc. (Nasdaq: MCSY) announced today the results of its second quarter and six months ended June 30, 1997. Total net revenues for the second quarter were $60,336,000 up 35.3% compared with $44,584,000 for the same period in the previous year. Net income for the second quarter was $6,185,000, up 10.3% compared with pro forma net income of $5,606,000 for the same period in the previous year, excluding the effect of expenses of $146,000, net of income tax benefit, related to the acquisition of CompuSystems in May 1996. Net income per share was $0.24 compared to $0.23 pro forma and excluding the effect of acquisition-related expenses for the same period in the previous year. Pro forma net income gives effect to pro forma income tax expense on earnings of CompuSystems prior to the acquisition due to its subchapter S status. Income from operations for the second quarter was $9,518,000, up 10.8% compared with $8,590,000, excluding acquisition-related expenses of $243,000 pretax for the same period in the previous year.

        For the six months ended June 30, 1997, total net revenues were $107,787,000, up 22.5% compared with $87,958,000 for the same period in the previous year. Excluding the effect of acquisition-related expenses, net income for the six months ended June 30, 1997, was $10,331,000, down 3.8% compared with pro forma net income of $10,740,000 for the same period in the previous year. Net income per share, excluding acquisition-related expenses, was $0.40 compared to $0.43 for the same period in the previous year. Income from operations, excluding acquisition-related charges, was $15,425,000, down 6.7%, compared with $16,528,000 for the same period in the previous year. Acquisition-related expenses were $1,079,000 pretax ($1,030,000 net of income tax benefit) for the six months ended June 30, 1997 for the acquisition of Home Care Information Systems, Inc. and Computer Business Systems of Virginia, Inc. in February 1997 and $243,000 pretax ($146,000 net of income tax benefit) for the acquisition of CompuSystems for the six months ended June 30, 1996.

        Medic develops, markets and supports physician practice management systems and related services to physician practices, hospitals, Management Service Organizations and managed care organizations. The Company's core product, the +MEDIC(R) PM, is designed to manage the financial, administrative, practice management and clinical requirements of medical groups of various sizes, from single physician practices to large healthcare providers. The Company's +MEDIC Vision(R) product is a physician information management system specifically designed to meet the increasingly complex information management needs of large medical groups, MSOs and integrated delivery networks. The +MEDIC Vision product uses the latest 4GL, SQL and relational database technology from Informix to address managed care environments as well as traditional fee-for-service settings. The Company, including its most recent acquisitions, has over 10,000 installations nationwide which serve approximately 50,000 physicians.

        Medic also develops, markets and supports clinical information management system products designed principally to automate the recording, maintenance and management of patient medical records. In addition, the Company provides transaction-based electronic data interchange services, which include patient billing and insurance claim submission, and sells hardware, peripherals, training and installation support, forms and supplies, and software and hardware maintenance services.

                          MEDIC COMPUTER SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                   (dollars in thousands, except share data)

                                     Three Months Ended          Six Months Ended
                                   June 30,      June 30,     June 30,      June 30,
                                     1997          1996         1997          1996
NET REVENUES:
Systems                             $28,068       $20,325      $47,633      $41,488
Maintenance, forms and
  other services                     32,268        24,259       60,154       46,470
    Total net revenues               60,336        44,584      107,787       87,958

COST OF REVENUES:
Systems                              17,075        11,887       30,611       24,888
Maintenance, forms and
  other services                     19,252        14,679       36,204       27,841
  Total cost of revenues             36,327        26,566       66,815       52,729
  Gross margin                       24,009        18,018       40,972       35,229

OPERATING EXPENSES:
Sales and marketing                   5,995        4,274        10,800        8,397
Research and development              4,512        2,370         7,454        4,793
General and administrative            3,543        2,580         7,486        4,862
Amortization of intangible assets       441          447           886          892
  Total operating expenses           14,491        9,671        26,626       18,944

Acquisition expenses                      0          243         1,079          243

Income from operations excluding
  acquisition expenses                9,518        8,590        15,425       16,528

Other income:
Interest income                         690          574         1,329        1,118

Income before income taxes,
  excluding acquisition expenses     10,208        9,164        16,754       17,646
Provision for income taxes            4,023        3,326         6,423        6,417
Net income, excluding
  acquisition expenses               $6,185       $5,838       $10,331      $11,229

Pro forma data:
  Income before pro forma income
  tax provision, excluding
  acquisition expenses               $6,185       $5,838       $10,331      $11,229
Pro forma income tax expense
  for the periods prior to
  May 31, 1996                            0          232             0          489

Pro forma net income, excluding
  acquisition expenses               $6,185       $5,606       $10,331      $10,740

Pro forma earnings per share:
  Net income per share, excluding
  acquisition expenses                $0.24        $0.23         $0.40        $0.43

Pro forma weighted average
  common shares and equivalents
  used in computing net income
  per share                      25,946,045   24,814,430    25,684,241   24,786,156

                          MEDIC COMPUTER SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                     (In thousands, except for share data)

                                        June 30,              December 31,
                                          1997                    1996
ASSETS
Current assets:
  Cash and cash equivalents             $  6,332                $ 25,557
  Short-term investments                  63,051                  32,852
  Accounts receivable, trade, net         53,711                  54,737
  Inventories and maintenance parts       12,696                  13,778
  Prepared expenses                        6,664                   4,968
  Other current assets                     1,468                   1,006
  Deferred income tax benefit              2,934                   2,886
    Total current assets                 146,856                 135,784

Property and equipment, at cost, net      13,046                  10,099
Intangible assets, at cost, net           17,912                  18,798
Other assets                                  58                      55
  Total assets                          $177,872                $164,736

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term note     $  1,418                $  1,575
  Accounts payable, trade                 10,405                  10,013
  Customer deposits and deferred
    maintenance revenue                   11,612                  11,340
  Income taxes payable                     2,718                   1,131
Accrued expenses:
  Commissions                              1,830                   2,213
  Compensation and related items           5,148                   4,915
  Other                                    2,646                   2,839
    Total current liabilities             35,777                  34,026

Long-term note, less current portion         645                   1,418
Other long-term liabilities                   81                      82

Shareholders' equity:
Common Stock, $.01 par value;
  40,000,000 shares authorized;
  25,756,649 and 24,441,470 shares
  issued and outstanding in 1997 and
  1996, respectively                         258                     244
Additional paid-in capital                72,693                  70,797
Retained earnings                         68,418                  58,169
                                         141,369                 129,210
Total liabilities and shareholders'
  equity                                $177,872                $164,736

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIC COMPUTER SYSTEMS, INC.

Date: July 16, 1997                         /s/ Luanne L. Roth
                                            --------------------------------
                                            Luanne L. Roth
                                            Vice President, Chief Financial
                                            Officer, Secretary and Treasurer
                                            (Principal Financial and
                                            Accounting Officer)